UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 1, 2018
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-5265638 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 1, 2018, the Board of Directors of Black Knight, Inc. ("Black Knight" or the "Company") elected Thomas J. Sanzone to serve as a Class III director of the Company, with his term ending at the annual meeting of the Company’s shareholders to be held in 2018. Mr. Sanzone has been nominated by the Board for re-election at the Company’s 2018 annual meeting of shareholders. The Board also elected Anthony M. Jabbour to serve as a Class II director, with his term ending at the annual meeting of the Company’s shareholders to be held in 2020. Neither Mr. Sanzone nor Mr. Jabbour have been appointed to serve on any committee of the Board.
Neither Mr. Sanzone nor Mr. Jabbour is a party to any related party transactions with the Company and there are no family relationships among any of the Company’s directors or executive officers and either Mr. Sanzone or Mr. Jabbour. Neither Mr. Sanzone nor Mr. Jabbour entered into any new compensation arrangements with the Company in connection with their election to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	May 4, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel